UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA		92707
(Address of principal executive offices)		(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 10, 2021, TTM Technologies, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $500 million in aggregate principal amount of its 4.000% senior notes due 2029 (the “Notes”). The Offering was conducted as a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company used a portion of the net proceeds from the Offering to fund the early settlement on March 10, 2021 of an aggregate principal amount of $247,186,000, representing approximately 65.92%, of the Company’s 5.625% Senior Notes due 2025 (the “Existing Notes”) pursuant to the Company’s previously announced tender offer to purchase the Existing Notes (the “Tender Offer”). The Company intends to use the remaining net proceeds from the Offering to (i) redeem in full any remaining Existing Notes following the early settlement of the Tender Offer, with an expected redemption date of March 15, 2021, (ii) repay the full amount outstanding under the Company’s U.S. asset-based revolving credit facility (the “U.S. ABL Facility”) (but not terminate the commitments thereunder) and (iii) pay related premiums, fees and expenses. The Company intends to use any unused portion of such remaining net proceeds for general corporate purposes.

Indenture relating to 4.000% Senior Notes due 2029

On March 10, 2021, the Company issued and sold the Notes, which were priced at par value. Interest on the Notes accrues at the rate of 4.000% per annum and is payable semi-annually in cash in arrears on March 1 and September 1 of each year, beginning on September 1, 2021. The Notes were issued pursuant to an indenture, dated as of March 10, 2021 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”).

The Notes are irrevocably and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company’s existing and future domestic subsidiaries, subject to certain exceptions (collectively, the “Guarantors”). The Notes and related guarantees are senior unsecured obligations of, respectively, the Company and its Guarantors, and rank equally in right of payment with all of the Company’s and Guarantors’ existing and future senior unsecured indebtedness. The Notes and related guarantees will be effectively subordinated to any of the Company’s and Guarantors’ existing and future secured debt, including the Company’s term loan credit agreement (the “Term Loan Facility”) and the U.S. ABL Facility to the extent of the value of the assets securing such debt. In addition, the Notes and related guarantees are structurally subordinated to the liabilities of the Company’s non-guarantor subsidiaries, including indebtedness of the Company’s foreign subsidiaries under the Company’s Asia asset-based lending credit agreement (the “Asia ABL Facility”).

The Notes will mature on March 1, 2029. Prior to March 1, 2024, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes at a redemption price of 104.000% of the aggregate principal amount of the Notes redeemed, with the net cash proceeds of certain equity offerings (in each case, within 120 days of the closing date of any such offerings), so long as at least 60% of the original aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption. At any time prior to March 1, 2024, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium. On or after March 1, 2024, the Company may redeem some or all of the Notes at the applicable redemption price as set forth in the Indenture. If a change of control triggering event (as defined in the Indenture) occurs, the Company will be required to offer to purchase Notes from holders at 101% of their principal amount. If the Company or its restricted subsidiaries dispose of assets, under certain circumstances when the cumulative amount of excess net proceeds not otherwise applied as permitted under the Indenture exceeds $50.0 million, the Company will be required to use such cumulative amount of excess net proceeds to offer to purchase Notes from holders at an offer price in cash equal to 100% of the outstanding principal amount of such Notes. These restrictions and prohibitions are subject to certain qualifications and exceptions. Accrued and unpaid interest to the date of redemption or purchase on the Notes would also be payable in each of the foregoing events of redemption or purchase. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

The Indenture contains customary covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to pay dividends on, redeem or repurchase the Company’s capital stock, make investments or restricted payments, prepay, redeem or repurchase certain debt, enter into transactions with affiliates, sell assets, create liens, incur or guarantee additional indebtedness, designate unrestricted subsidiaries, issue certain preferred stock or similar equity securities, engage in a merger, sale or consolidation, and enter into agreements restricting the ability of the Company’s restricted subsidiaries to pay dividends and make other distributions. Certain of the covenants will be suspended upon the Notes achieving an investment grade rating from specified rating agencies. In addition, the Indenture requires, among other things, the Company to prepare financial and current reports and make such reports available to the Trustee and holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission. All of the covenants are subject to a number of important exceptions, limitations and qualifications under the Indenture. Repayment of the Notes may be accelerated upon the occurrence of customary events of default, including, but not limited to, failure to make payment, failure to comply with the obligations set forth in the Indenture, certain defaults on certain other indebtedness, and invalidity of the guarantees under the Notes issued pursuant to the Indenture.

The Company has various relationships with the initial purchasers of the Notes. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, affiliates of certain of the initial purchasers have a lending relationship with the Company under our Term Loan Facility, U.S. ABL Facility and Asia ABL Facility. In addition, certain of the initial purchasers and their affiliates may hold or held a portion of the Existing Notes. As a result, they may receive or did receive a portion of the net proceeds of the Offering. These initial purchasers, or their respective affiliates, have received, and may in the future receive customary fees and expenses for those services. J.P. Morgan Securities LLC is acting as dealer manager for the Tender Offer.

Second Supplemental Indenture relating to the Existing Notes

In connection with the Tender Offer, the Company received consents from holders representing a majority of the aggregate principal amount of the Existing Notes outstanding approving amendments to the indenture dated as of September 28, 2017 governing the Existing Notes (the “Existing Indenture”) to shorten the minimum notice period for any optional redemption of the Existing Notes from at least 30 days to at least three business days (the “Existing Notes Amendment”). As a result, on March 9, 2021, the Company, the Guarantors and the Trustee entered into the Second Supplemental Indenture (the “Supplemental Indenture”) to the Existing Indenture, which effects the Existing Notes Amendment as of March 10, 2021.

Copies of the Indenture, form of Note and the Supplemental Indenture are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference thereto. The foregoing description of the Indenture, the Notes and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, the Notes and the Supplemental Indenture.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to this Item 2.03 and are hereby incorporated by reference into this Item 2.03.

Item 3.03.	Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Indenture, the Company is subject to certain restrictions on its ability to declare or pay any dividend or make any other payments or distributions on account of any capital stock of the Company and its restricted subsidiaries. The disclosures above under Item 1.01 of this Current Report on Form 8-K regarding such restrictions are also responsive to this Item 3.03 and are hereby incorporated by reference into this Item 3.03.

Item 7.01.	Regulation FD Disclosure.

On March 9, 2021, the Company issued a press release announcing the early tender results of the Tender Offer and consent solicitation and receipt of the requisite consents to approve the Existing Notes Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 10, 2021, the Company issued a press release announcing the completion of the Offering and the early settlement of the Tender Offer, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2, contain forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the terms, timing and consummation of the Tender Offer and related consent solicitation and statements regarding any redemptions of the Existing Notes, and potential changes in market conditions constitute forward-looking statements. For a description of additional factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Certain Information

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished pursuant to this Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated as of March 10, 2021, by and among the Company, the Guarantors named therein, and Wilmington Trust, National Association, as Trustee.

4.2	Form of 4.000% Senior Notes due 2029 (included as exhibits to the Indenture filed as Exhibit 4.1).

4.3	Second Supplemental Indenture dated as of March 9, 2021 by and among the Company, the Guarantors named therein, and Wilmington Trust, National Association, as Trustee.

99.1	Press Release announcing the early tender results of the Tender Offer and Consent Solicitation, dated March 9, 2021.

99.2	Press Release announcing the completion of the Offering, dated March 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: March 10, 2021	/s/ Daniel J. Weber
By: Daniel J. Weber
Executive Vice President, General Counsel & Secretary